BY-LAWS

                              FOR

                        ICAP FUNDS, INC.



                           ARTICLE I

                            Offices

          Section 1.  Principal Office.  The principal

office of the Corporation in the State of Maryland

shall be in the City of Baltimore.

          Section 2.  Other Offices.  The Corporation

may have such other offices in such places as the Board

of Directors may from time to time determine.

                           ARTICLE II

                    Meetings of Stockholders

          Section 1.  Annual Meeting.  Subject to this

Article II, an annual meeting of stockholders for the

election of Directors and the transaction of such other

business as may properly come before the meeting shall

be held at such time and place as the Board of

Directors shall select.  The Corporation shall not be

required to hold an annual meeting of its stockholders

in any year in which the election of directors is not

required to be acted upon under the Investment Company

Act of 1940.

          Section 2.  Special Meetings.  Special

meetings of stockholders may be called at any time by

the President, the Secretary or by a majority of the

Board of Directors and shall be held at such time and

place as may be stated in the notice of the meeting.

     Special meetings of the stockholders shall be

called by the Secretary upon receipt of written request

of the holders of shares entitled to cast not less than

10% of the votes entitled to be cast at such meeting,

provided that such request shall state the purposes of

such meeting and the matters proposed to be acted on.

          Section 3.  Place of Meetings.  Meetings of

stockholders shall be held at such place within the

United States as the Board of Directors may from time

to time determine.

          Section 4.  Notice of Meetings; Waiver of

Notice.  Notice of the place, date and time of the

holding of each stockholders' meeting and, if the

meeting is a special meeting, the purpose or purposes

of the meeting, shall be given personally or by mail,

not less than ten nor more than ninety days before the

date of such meeting, to each stockholder entitled to

vote at such meeting and to each other stockholder

entitled to notice of the meeting.  Notice by mail

shall be deemed to be duly given when deposited in the

United States mail addressed to the stockholder at his

or her address as it appears on the records of the

Corporation, with postage thereon prepaid.

          Notice of any meeting of stockholders shall

be deemed waived by any stockholder who shall attend

such meeting in person or by proxy, or who shall,

either before or after the meeting, submit a signed

waiver of notice which is filed with the records of the

meeting.

          Section 5.  Quorum, Adjournment of Meetings.

The presence at any stockholders' meeting, in person or

by proxy, of stockholders of one third of the shares of

the stock of the Corporation thereat shall be necessary

and sufficient to constitute a quorum for the

transaction of business, except for any matter which,

under applicable statutes or regulatory requirements,

requires approval by a separate vote of one or more

classes of stock, in which case the presence in person

or by proxy of stockholders of one third of the shares

of stock of each class required to vote as a class on

the matter shall constitute a quorum.  The holders of a

majority of shares entitled to vote at the meeting and

present in person or by proxy, whether or not

sufficient to constitute a quorum, or, any officer

present entitled to preside or act as Secretary of such

meeting may adjourn the meeting without determining the

date of the new meeting or from time to time without

further notice to a date not more than 120 days after

the original record date.  Any business that might have

been transacted at the meeting originally called may be

transacted at any such adjourned meeting at which a

quorum is present.

          Section 6.  Organization.  At each meeting of

the stockholders, the Chairman of the Board (if one has

been designated by the Board), or in his or her absence

or inability to act, the President, or in the absence

or inability to act of the Chairman of the Board and

the President, a Vice President, shall act as chairman

of the meeting; provided, however, that if no such

officer is present or able to act, a chairman of the

meeting shall be elected at the meeting.  The

Secretary, or in his or her absence or inability to

act, any person appointed by the chairman of the

meeting, shall act as secretary of the meeting and keep

the minutes thereof.

          Section 7.  Order of Business.  The order of

business at all meetings of the stockholders shall be

as determined by the chairman of the meeting.

          Section 8.  Voting.  Except as otherwise

provided by statute or the Articles of Incorporation,

each holder of record of shares of stock of the

Corporation having voting power shall be entitled at

each meeting of the stockholders to one vote for every

full share of such stock, with a fractional vote for

any fractional shares, standing in his or her name on

the record of stockholders of the Corporation as of the

record date determined pursuant to Section 9 of this

Article or if such record date shall not have been so

fixed, then at the later of (i) the close of business

on the day on which notice of the meeting is mailed or

(ii) the thirtieth day before the meeting.

          Each stockholder entitled to vote at any

meeting of stockholders may authorize another person or

persons to act for him or her by a proxy signed by such

stockholder or his or her attorney-in-fact.  No proxy

shall be valid after the expiration of eleven months

from the date thereof, unless otherwise provided in the

proxy.  Every proxy shall be revocable at the pleasure

of the stockholder executing it, except in those cases

where such proxy states that it is irrevocable and

where the proxy is coupled with an interest in the

stock to be voted under the proxy or another general

interest in the Corporation or its assets or

liabilities.  Except as otherwise provided by statute,

the Articles of Incorporation or these By-Laws, any

corporate action to be taken by vote of the

stockholders shall be authorized by a majority of the

total votes validly cast at a meeting of stockholders

at which a quorum is present.

          If a vote shall be taken on any question

other than the election of directors, which shall be by

written ballot, then unless required by statute or

these By-Laws, or determined by the chairman of the

meeting to be advisable, any such vote need not be by

ballot.  On a vote by ballot, each ballot shall be

signed by the stockholder voting, or by his or her

proxy, if there be such proxy, and shall state the

number of shares voted.

          Section 9.  Fixing of Record Date.  The Board

of Directors may fix a time not less than 10 nor more

than 90 days prior to the date of any meeting of

stockholders or prior to the last day on which the

consent or dissent of stockholders may be effectively

expressed for any purpose without a meeting, as the

time as of which stockholders entitled to notice of and

to vote at such a meeting or whose consent or dissent

is required or may be expressed for any purpose, as the

case may be, shall be determined; and all persons who

were holders of record of voting stock at such time and

no other shall be entitled to notice of and to vote at

such meeting or to express their consent or dissent, as

the case may be.  If no record date has been fixed, the

record date for the determination of stockholders

entitled to notice of or to vote at a meeting of

stockholders shall be the later of the close of

business on the day on which notice of the meeting is

mailed or the thirtieth day before the meeting, or, if

notice is waived by all stockholders, at the close of

business on the tenth day next preceding the day on

which the meeting is held.  The Board of Directors may

fix a record date for determining stockholders entitled

to receive payment of a dividend or distribution, but

such date shall be not more than 90 days before the

date on which such payment is made.  If no record date

has been fixed, the record date for determining

stockholders entitled to receive dividends or

distributions shall be the close of business on the day

on which the resolution of the Board of Directors

declaring the dividend or distribution is adopted, but

the payment shall not be made more than 60 days after

the date on which the resolution is adopted.

          Section 10.  Consent of Stockholders in Lieu

of Meeting.  Except as otherwise provided by statute or

the Articles of Incorporation, any action required to

be taken at any meeting of stockholders, or any action

which may be taken at any meeting of such stockholders,

may be taken without a meeting, without prior notice

and without a vote, if the following are filed with the

records of stockholders meetings:  (i) a unanimous

written consent which sets forth the action and is

signed by each stockholder entitled to vote on the

matter and (ii) a written waiver of any right to

dissent signed by each stockholder entitled to notice

of the meeting but not entitled to vote thereat.

                          ARTICLE III

                       Board of Directors

          Section 1.  General Powers.  The business and

affairs of the Corporation shall be managed under the

direction of the Board of Directors and all powers of

the Corporation may be exercised by or under authority

of the Board of Directors.

          Section 2.  Number of Directors.  The number

of directors shall be fixed from time to time by

resolution of the Board of Directors adopted by a

majority of the Directors then in office; provided,

however, that the number of Directors shall in no event

be less than three (3) nor more than fifteen (15)

except that the Corporation may have less than three

(3) but no less than one (1) Director if there is no

stock outstanding, and may have a number of Directors

no fewer than the number of stockholders so long as

there are fewer than three (3) stockholders.  Any

vacancy created by an increase in Directors may be

filled in accordance with Section 6 of this Article

III.  No reduction in the number of Directors shall

have the effect of removing any Director from office

prior to the expiration of his or her term unless such

Director is specifically removed pursuant to Section 5

of this Article III at the time of such decrease.

Directors need not be stockholders.

          Section 3.  Election and Term of Directors.

Directors shall be elected annually, by written ballot

at the annual meeting of stockholders or a special

meeting held for that purpose; provided, however, that

if no annual meeting of the stockholders of the

Corporation is required to be held in a particular year

pursuant to Section 1 of Article II of these ByLaws,

Directors shall be elected at the next annual meeting

held.  The term of office of each Director shall be

from the time of his or her election and qualification

until the election of Directors next succeeding his or

her election and until his or her successor shall have

been elected and shall have qualified.

          Section 4.  Resignation.  A Director of the

Corporation may resign at any time by giving written

notice of his or her resignation to the Board or the

Chairman of the Board or the President or the

Secretary.  Any such resignation shall take effect at

the time specified therein or, if the time when it

shall become effective shall not be specified therein,

immediately upon its receipt; and, unless otherwise

specified therein, the acceptance of such resignation

shall not be necessary to make it effective.

          Section 5.  Removal of Directors.  Any

Director of the Corporation may be removed by the

affirmative vote of a majority of (a) the Board of

Directors, (b) a committee of the Board of Directors

appointed for such purpose, or (c) the stockholders by

vote of a majority of the outstanding shares of the

Corporation.

          Section 6.  Vacancies.  If any vacancies

shall occur in the Board of Directors (i) by reason of

death, resignation, removal or otherwise, the remaining

Directors shall continue to act, and, subject to the

provisions of the Investment Company Act of 1940, such

vacancies (if not previously filled by the stock

holders) may be filled by a majority of the remaining

Directors, although less than a quorum, and (ii) by

reason of an increase in the authorized number of

Directors, such vacancies (if not previously filled by

the stockholders) may be filled only by a majority vote

of the entire Board of Directors.

          Section 7.  Place of Meeting.  The Directors

may hold their meetings, have one or more offices, and

keep the books of the Corporation, outside the State of

Maryland, and within or without the United States of

America, at any office or offices of the Corporation or

at any other place as they may from time to time by

resolution determine, or in the case of meetings, as

they may from time to time by resolution determine or

as shall be specified or fixed in the respective

notices or waivers of notice thereof.

          Section 8.  Regular Meetings.  The Board of

Directors from time to time may provide by resolution

for the holding of regular meetings and fix their time

and place as the Board of Directors may determine.

Notice of such regular meetings need not be in writing,

provided that notice of any change in the time or place

or such fixed regular meetings shall be communicated

promptly to each Director not present at the meeting at

which such change was made in the manner provided in

Section 9 of this Article III for notice of special

meetings.  Members of the Board of Directors or any

committee designated thereby may participate in a

meeting of such Board or committee by means of a

conference telephone or similar communications

equipment by means of which all persons participating

in the meeting can hear each other at the same time,

and participation by such means shall constitute

presence in person at a meeting, except where meetings

are required to be held in person pursuant to the

Investment Company Act of 1940.

          Section 9.  Special Meetings.  Special

meetings of the Board of Directors may be held at any

time or place and for any purpose when called by the

President, the Secretary or two or more of the

Directors.  Notice of special meetings, stating the

time and place, shall be communicated to each Director

personally by telephone or transmitted to him or her by

telegraph, telefax, telex, cable or wireless at least

one day before the meeting.

          Section 10.  Waiver of Notice.  No notice of

any meeting of the Board of Directors or a committee of

the Board need be given to any Director who is present

at the meeting or who waives notice of such meeting in

writing (which waiver shall be filed with the records

of such meeting), either before or after the time of

the meeting.

          Section 11.  Quorum and Voting.  At all

meetings of the Board of Directors, the presence of one

third of the entire Board of Directors shall constitute

a quorum unless there are only two or three Directors,

in which case two Directors shall constitute a quorum.

If there is only one Director, the sole Director shall

constitute a quorum.  At any adjourned meeting at which

a quorum is present, any business may be transacted

which might have been transacted at the meeting as

originally called.

          Section 12.  Organization.  The Board may, by

resolution adopted by a majority of the entire Board,

designate a Chairman of the Board, who shall preside at

each meeting of the Board.  In the absence or inability

of the Chairman of the Board to preside at a meeting,

the President, or, in his or her absence or inability

to act, another Director chosen by a majority of the

Directors present, shall act as chairman of the meeting

and preside thereat.  The Secretary (or, in his or her

absence or inability to act, any person appointed by

the Chairman) shall act as secretary of the meeting and

keep the minutes thereof.

          Section 13.  Written Consent of Directors in

Lieu of a Meeting.  Subject to the provisions of the

Investment Company Act of 1940, as amended, any action

required or permitted to be taken at any meeting of the

Board of Directors or of any committee thereof may be

taken without a meeting if all members of the Board or

committee, as the case may be, consent thereto in

writing, and the writing or writings are filed with the

minutes of the proceedings of the Board or committee.

          Section 14.  Compensation.  Directors may

receive compensation for services to the Corporation in

their capacities as directors or otherwise in such

manner and in such amounts as may be fixed from time to

time by the Board.

                           ARTICLE IV

                           Committees

          Section 1.  Organization.  By resolution

adopted by the Board of Directors, the Board may

designate one or more committees, including an

Executive Committee, composed of two or more Directors.

The Chairmen of such committees shall be elected by the

Board of Directors.  The Board of Directors shall have

the power at any time to change the members of such

committees and to fill vacancies in the committees.

The Board may delegate to these committees any of its

powers, except the power to authorize the issuance of

stock, declare a dividend or distribution on stock,

recommend to stockholders any action requiring

stockholder approval, amend these By-Laws, or approve

any merger or share exchange which does not require

stockholder approval.  If the Board of Directors has

given general authorization for the issuance of stock,

a committee of the Board, in accordance with a general

formula or method specified by the Board by resolution

or by adoption of a stock option or other plan, may fix

the terms of stock subject to classification or

reclassification and the terms on which any stock may

be issued, including all terms and conditions required

or permitted to be established or authorized by the

Board of Directors.

          Section 2.  Proceedings and Quorum.  In the

absence of an appropriate resolution of the Board of

Directors, each committee may adopt such rules and

regulations governing its proceedings, quorum and

manner of acting as it shall deem proper and desirable.

In the event any member of any committee is absent from

any meeting, the members thereof present at the

meeting, whether or not they constitute a quorum, may

appoint a member of the Board of Directors to act in

the place of such absent member.

                           ARTICLE V

                 Officers, Agents and Employees

          Section 1.  General.  The officers of the

Corporation shall be a Chairman, a President, a

Secretary and a Treasurer, and may include one or more

additional Vice Presidents, Assistant Secretaries or

Assistant Treasurers, and such other officers as may be

appointed in accordance with the provisions of Section

8 of this Article.

          Section 2.  Election, Tenure and

Qualifications.  The officers of the Corporation,

except those appointed as provided in Section 8 of this

Article V, shall be elected by the Board of Directors

at its first meeting and thereafter annually at an

annual meeting.  If any officers are not chosen at any

annual meeting, such officers may be chosen at any

subsequent regular or special meeting of the Board.

Except as otherwise provided in this Article V, each

officer chosen by the Board of Directors shall hold

office until the next annual meeting of the Board of

Directors and until his or her successor shall have

been elected and qualified.  Any person may hold one or

more offices of the Corporation except the offices of

President and Vice President.

          Section 3.  Removal and Resignation.

Whenever in the judgment of the Board of Directors the

best interest of the Corporation will be served

thereby, any officer may be removed from office by the

vote of a majority of the members of the Board of

Directors at any regular meeting or at a special

meeting called for such purpose.  Any officer may

resign his office at any time by delivering a written

resignation to the Board of Directors, the President,

the Secretary, or any Assistant Secretary.  Unless

otherwise specified therein, such resignation shall

take effect upon delivery.

          Section 4.  Chairman.  Subject to supervision

of the Board of Directors, the Chairman shall have

general charge of the business, affairs and property of

the Corporation and general supervision over its

officers, employees and agents.  Except as the Board of

Directors may otherwise order, he or she may sign in

the name and on behalf of the Corporation all deeds,

bonds, contracts, or agreements.  He or she shall

exercise such other powers and perform such other

duties as from time to time may be assigned to him or

her by the Board of Directors.

          Section 5.  President.  The President shall

be the chief executive officer of the Corporation.

Except as the Board of Directors may otherwise order,

he or she may sign in the name and on behalf of the

Corporation all deeds, bonds, contracts, or agreements.

He or she shall exercise such other powers and perform

such other duties as from time to time may be assigned

to him or her by the Board of Directors.

          Section 6.  Vice President.  The Board of

Directors may from time to time elect one or more Vice

Presidents who shall have such powers and perform such

duties as from time to time may be assigned to them by

the Board of Directors or the President.  At the

request or in the absence or disability of the

President, the Vice President (or, if there are two or

more Vice Presidents, then the more senior of such

officers present and able to act) may perform all the

duties of the President and, when so acting, shall have

all the powers of and be subject to all the

restrictions upon the President.  Any Vice President

may perform such duties as the Board of Directors may

assign.

          Section 7.  Treasurer and Assistant

Treasurer.  The Treasurer shall be the principal

financial and accounting officer of the Corporation and

shall have general charge of the finances and books of

account of the Corporation.  Except as otherwise

provided by the Board of Directors, he or she shall

have general supervision of the funds and property of

the Corporation and of the performance by the Custodian

of its duties with respect thereto.  He or she shall

render to the Board of Directors, whenever directed by

the Board, an account of the financial condition of the

Corporation and of all his or her transactions as

Treasurer; and as soon as possible after the close of

each fiscal year he or she shall make and submit to the

Board of Directors a like report for such fiscal year.

He or she shall perform all acts incidental to the

Office of Treasurer, subject to the control of the

Board of Directors.

          Any Assistant Treasurer may perform such

duties of the Treasurer as the Treasurer or the Board

of Directors may assign, and, in the absence of the

Treasurer, the Assistant Treasurer (or if there are two

or more Assistant Treasurers, then the more senior of

such officers present and able to act) may perform all

of the duties of the Treasurer.

          Section 8.  Secretary and Assistant

Secretaries.  The Secretary shall attend to the giving

and serving of all notices of the Corporation and shall

record all proceedings of the meetings of the

stockholders and Directors in books to be kept for that

purpose.  He or she shall keep in safe custody the seal

of the Corporation, and shall have charge of the

records of the Corporation, including the stock books

and such other books and papers as the Board of

Directors may direct and such books, reports,

certificates and other documents required by law to be

kept, all of which shall at all reasonable times be

open to inspection by any Director.  He or she shall

perform such other duties as appertain to his or her

office or as may be required by the Board of Directors.

          Any Assistant Secretary may perform such

duties of the Secretary as the Secretary of the Board

of Directors may assign, and, in the absence of the

Secretary, he or she may perform all the duties of the

Secretary.

          Section 9.  Subordinate Officers.  The Board

of Directors from time to time may appoint such other

officers or agents as it may deem advisable, each of

whom shall have such title, hold office for such

period, have such authority and perform such duties as

the Board of Directors may determine.  The Board of

Directors from time to time may delegate to one or more

officers or agents the power to appoint any such

subordinate officers or agents and to prescribe their

rights, terms of office, authorities and duties.

          Section 10.  Remuneration.  The salaries or

other compensation of the officers of the Corporation

shall be fixed from time to time by resolution of the

Board of Directors, except that the Board of Directors

may be resolution delegate to any person or group of

persons the power to fix the salaries or other

compensation of any subordinate officers or agents

appointed in accordance with the provisions of Section

8 of this Article V.

          Section 11.  Surety Bonds.  The Board of

Directors may require any officer or agent of the

Corporation to execute a bond (including, without

limitation, any bond required by the Investment Company

Act of 1940, as amended, and the rules and regulations

of the Securities and Exchange Commission) to the

Corporation in such sum and with such surety or

sureties as the Board of Directors may determine,

conditioned upon the faithful performance of his or her

duties to the Corporation, including responsibility for

negligence and for the accounting of any of the

corporation's property, funds or securities that may

come into his or her hands.

                           ARTICLE VI

                        Indemnification

          The corporation shall indemnify (a) its

Directors and officers, whether serving the Corporation

or at its request any other entity, to the full extent

required or permitted by (i) Maryland law now or

hereafter in force, including the advance of expenses

under the procedures and to the full extent permitted

by law, and (ii) the Investment Company Act of 1940, as

amended, and (b) other employees and agents to such

extent as shall be authorized by the Board of Directors

and be permitted by law.  The foregoing rights of

indemnification shall not be exclusive of any other

rights to which those seeking indemnification may be

entitled.  The Board of Directors may take such action

as is necessary to carry out these indemnification

provisions and is expressly empowered to adopt, approve

and amend from time to time such resolutions or

contracts implementing such provisions or such further

indemnification arrangements as may be permitted by

law.

                          ARTICLE VII

                         Capital Stock

          Section 1.  Stock Certificates.  The interest

of each stockholder of the Corporation may be evidenced

by certificates for shares of stock in such form as the

Board of Directors may from time to time prescribe.

The certificates representing shares of stock shall be

signed by or in the name of the Corporation by the

President or a Vice President and countersigned by the

Secretary or an Assistant Secretary or the Treasurer or

an Assistant Treasurer.  Certificates may be sealed

with the actual corporate seal or a facsimile of it or

in any other form.  Any or all of the signatures or the

seal on the certificate may be manual or a facsimile.

In case any officer, transfer agent or registrar who

has signed or whose facsimile signature has been placed

upon a certificate shall have ceased to be such

officer, transfer agent or registrar before such

certificate shall be issued, it may be issued by the

Corporation with the same effect as if such officer,

transfer agent or registrar were still in office at the

date of issue unless written instructions of the

Corporation to the contrary are delivered to such

officer, transfer agent or registrar.

          Section 2.  Stock Ledgers.  The stock ledgers

of the Corporation, containing the names and addresses

of the stockholders and the number of shares held by

them respectively, shall be kept at the principal

offices of the Corporation or, if the Corporation

employs a transfer agent, at the offices of the

transfer agent of the Corporation.

          Section 3.  Transfers of Shares.  Transfers

of shares of stock of the Corporation shall be made on

the stock records of the Corporation only by the

registered holder thereof, or by his or her attorney

thereunto authorized by power of attorney duly executed

and filed with the Secretary or with a transfer agent

or transfer clerk, and on surrender of the certificate

or certificates, if issued, for such shares properly

endorsed or accompanied by proper evidence of

succession, assignment or authority to transfer, with

such proof of the authenticity of the signature as the

Corporation or its agents may reasonably require and

the payment of all taxes thereon.  Except as otherwise

provided by law, the Corporation shall be entitled to

recognize the exclusive right of a person in whose name

any share or shares stand on the record of stockholders

as the owner of such share or shares for all purposes,

including, without limitation, the rights to receive

dividends or other distributions, and to vote as such

owner, and the Corporation shall not be bound to

recognize any equitable or legal claim to or interest

in any such share or shares on the part of any other

person.  The Board may make such additional rules and

regulations, not inconsistent with these By-Laws, as it

may deem expedient concerning the issue, transfer and

registration of certificates for shares of stock of the

Corporation.

          Section 4.  Transfer Agents and Registrars.

The Board of Directors may from time to time appoint or

remove transfer agents and/or registrars of transfers

of shares of stock of the Corporation, and it may

appoint the same person as both transfer agent and

registrar.  Upon any such appointment being made all

certificates representing shares of capital stock

thereafter issued shall be countersigned by one of such

transfer agents or by one of such registrars of

transfers or by both and shall not be valid unless so

countersigned.  If the same person shall be both

transfer agent and registrar, only one countersignature

by such person shall be required.

          Section 5.  Lost, Destroyed or Mutilated

Certificates.  The holder of any certificates

representing shares of stock of the Corporation shall

immediately notify the Corporation of any loss,

destruction or mutilation of such certificate, and the

Corporation may issue a new certificate of stock in the

place of any certificate theretofore issued by it which

the owner thereof shall allege to have been lost or

destroyed or which shall have been mutilated, and the

Board may, in its discretion, require such owner or his

or her legal representatives to give to the Corporation

a bond in such sum, limited or unlimited, and in such

form and with such surety or sureties, as the Board in

its absolute discretion shall determine, to indemnify

the Corporation against any claim that may be made

against it on account of the alleged loss or

destruction of any such certificate, or issuance of a

new certificate.  Anything herein to the contrary

notwithstanding, the Board, in its absolute discretion,

may refuse to issue any such new certificate, except

pursuant to legal proceedings under the laws of the

State of Maryland.

                          ARTICLE VIII

                              Seal

          The seal of the Corporation shall be circular

in form and shall bear, in addition to any other emblem

or device approved by the Board of Directors, the name

of the Corporation, the year of its incorporation and

the words "Corporate Seal" and "Maryland."  The form of

the seal may be altered by the Board of Directors.

Said seal may be used by causing it or a facsimile

thereof to be impressed or affixed or in any other

manner reproduced.  Any Officer or Director of the

Corporation shall have the authority to affix the

corporate seal of the Corporation to any document

requiring the same.







                      ARTICLE IX

                      Fiscal Year

The fiscal year of the Company shall be determined by

resolution of the Board of Directors.

                           ARTICLE X

                  Depositories and Custodians

          Section 1.  Depositories.  The funds of the

Corporation shall be deposited with such banks or other

depositories as the Board of Directors of the

Corporation may from time to time determine.

          Section 2.  Custodians.  All securities and

other investments shall be deposited in the safe

keeping of such banks or other companies as the Board

of Directors of the Corporation may from time to time

determine.  Every arrangement entered into with any

bank or other company for the safe keeping of the

securities and investments of the Corporation shall

contain provisions complying with the Investment

Company Act of 1940, as amended, and the general rules

and regulations thereunder.

                           ARTICLE XI

                    Execution of Instruments

          Section 1.  Checks, Notes, Drafts, etc.

Checks, notes, drafts, acceptances, bills of exchange

and other orders obligations for the payment of money

shall be signed by such officer or officers or person

or persons as the Board of Directors by resolution

shall from time to time designate or as these By-Laws

provide.

          Section 2.  Sale or Transfer of Securities.

Stock certificates, bonds or other securities at any

time owned by the Corporation may be held on behalf of

the Corporation or so, transferred or otherwise

disposed of subject to any limits imposed by these By-

Laws and pursuant to authorization by the Board and,

when so authorized to be held on behalf of the

Corporation or sold, transferred or otherwise disposed

of, may be transferred from the name of the Corporation

by the signature of the President, any Vice President

or the Treasurer or pursuant to any procedure approved

by the Board of Directors, subject to applicable law.

                          ARTICLE XII

                 Independent Public Accountants

          The Corporation shall employ an independent

public accountant or a firm of independent public

accountants as its accountants to examine the accounts

of the Corporation and to sign and certify financial

statements filed by the Corporation.

                          ARTICLE XIII

                           Amendments

          These By-Laws or any of them may be amended,

altered or repealed at any regular meeting of the

stockholders or at any special meeting of the

stockholders at which a quorum is present or

represented, provided that notice of the proposed

amendment, alteration or repeal be contained in the

notice of such special meeting.  These By-Laws may also

be amended, altered or repealed by the affirmative vote

of a majority of the Board of Directors at any regular

or special meeting of the Board of Directors, except

any particular By-Law which is specified as not subject

to alteration or repeal by the Board of Directors,

subject to the requirements of the Investment Company

Act of 1940, as amended.